UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

POWERVERDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27866	88-0271109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 S. Dixie Highway Suite 4-B Coral Gables, Florida 33146
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 666-0024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 1, 2016, PowerVerde, Inc. (the “Company” or “PowerVerde”) signed a License Agreement (the “Agreement”) with Helidyne LLC (“Helidyne”) of Washington, Utah.

Pursuant to the Agreement, PowerVerde was granted an exclusive worldwide license to incorporate Helidyne’s planetary rotor expanders based on Helidyne’s proprietary technology (the “Expanders”) into PowerVerde’s power generation systems. The Agreement also permits PowerVerde to sell stand-alone Expanders.

PowerVerde is required to pay to Helidyne a royalty equal to 3% of the gross sales price received for each sale of a PowerVerde system including an Expander and each sale of a stand-alone Expander.

PowerVerde agreed to pay Helidyne a license acquisition fee of $100,000 and placed an order for two Expanders at a price of $25,000 per Expander. This $150,000 initial commitment is payable in six consecutive monthly installments of $25,000 each.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the press release issued by PowerVerde announcing the entry into the Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report:

Exhibit Number	Description
99.1	License Agreement, dated as of June 1, 2016, between PowerVerde, Inc., and Helidyne, LLC.
99.2	Press Release, dated June 20, 2016, titled “PowerVerde, Inc., Enters Into Brand Licensing Agreement Focusing on Waste Heat-to-Power Solutions Using Organic Rankine Cycle and Advanced Steam Technology”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerVerde, Inc.
Date: July 8, 2016	By:	/s/ Richard H. Davis
Richard H. Davis, CEO